UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 13, 2022
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Better Choice Company Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 Race Track Road
Tampa, Florida 33626
(Address of Principal Executive Offices) (Zip Code)
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(Registrant's Telephone Number, Including Area Code): (212) 896-1254
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	BTTR	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Departure of Mr. Lerner as Chief Executive Officer
On September 13, 2022, Better Choice Company Inc. (the “Company”) announced that Scott Lerner, age 50, is stepping down from his role as Chief Executive Officer of the Company, effective September 14, 2022 (the “Separation Date”).
Appointment of Interim Chief Executive Officer
On September 13, 2022, the Company announced that Lionel F. Conacher, age 60, was appointed as Interim Chief Executive Officer of the Company, effective September 14, 2022. While Mr. Conacher serves as Interim CEO, he will be paid at an annual rate of $160,000 in addition to his standard Board member compensation.
Mr. Conacher has served on the Company’s board of directors since September 2021. Mr. Conacher has over thirty years of financial experience, spanning senior positions in public companies in both Canada and the US, investment banking, private equity and venture capital. Mr. Conacher currently serves as Chairman of DXL Group (NASDAQ: DXLG), where he has successfully guided the retail chain through the COVID-19 pandemic. In 2018, Mr. Conacher co-founded a San Francisco based venture capital fund, Next Ventures, after serving as a Senior Advisor and Operating Partner at Altamont Capital Partners, a Palo Alto based Private Equity Firm, for over seven years. Prior to his experience at Altamont Partners, he co-founded and served as the CEO of Westwind Partners Inc., a specialized Canadian institutional investment bank that was ultimately sold to Thomas Weisel Partners for $170 million in 2007 before being acquired by Stifel in 2010. Mr. Conacher holds an A.B. in Economics & Art History from Dartmouth College and is also actively involved in a variety of non-profits.
There are no other arrangements or understandings between Mr. Conacher and any other persons pursuant to which he was appointed to the office described above and no family relationship exists among any of the Company’s directors or executive officers and Mr. Conacher. Mr. Conacher does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Board Committee Composition
Effective September 14, 2022, Mr. Conacher will be removed from the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee and such committees will be reconstituted as follows:
Audit Committee: Arlene Dickinson, Michael Young and Gil Fronzaglia (chairperson)
Compensation Committee: Arlene Dickinson, Gil Fronzaglia and Michael Young (chairperson)
Nominating and Governance Committee: Michael Young, Gil Fronzaglia and Arlene Dickinson (chairperson)
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibits	Description
99.1	Press Release dated September 13, 2022

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Sharla A. Cook
	Name:	Sharla A. Cook
	Title:	Chief Financial Officer

September 14, 2022
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